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                                                                   Exhibit 10.33


                   RESTATED NON-RECOURSE RECEIVABLES PURCHASE
                             MODIFICATION AGREEMENT


         This Restated Non-Recourse Receivables Purchase Modification Agreement is entered into as of December 14, 2001, by and between Harmonic Inc. (the "Seller") and Silicon Valley Bank ("Buyer").

1. DESCRIPTION OF EXISTING OBLIGATIONS: Among other amounts which may be owing by Seller to Buyer, Seller is indebted to Buyer pursuant to, among other documents, a Restated Non-Recourse Receivables Purchase Agreement, dated September 25, 2001, by and between Seller and Buyer, as may be amended from time to time, (the "Non-Recourse Receivables Purchase Agreement"). Capitalized terms used without definition herein shall have the meanings assigned to them in the Non-Recourse Receivables Purchase Agreement.

Hereinafter, all obligations owing by Seller to Buyer shall be referred to as the "Obligations" and the Non-Recourse Receivables Purchase Agreement and any and all other documents executed by Seller in favor of Buyer shall be referred to as the "Existing Documents."

2.       DESCRIPTION OF CHANGE IN TERMS.

         A.       Modification(s) to Non-Recourse Receivables Purchase
                  Agreement:

                  The second paragraph under Section 2.1 entitled "Sales and Purchase" is hereby amended to read as follows:

                  Each purchase and sale is at Buyer and Seller's discretion. Buyer will not (i) pay Seller an aggregate outstanding amount exceeding $12,500,000.00 or (ii) buy any Purchased Receivable after April 1, 2003 (the "Maturity Date"). Each purchase and sale will be on an assignment form acceptable to Buyer.

3. CONSISTENT CHANGES. The Existing Documents are each hereby amended wherever necessary to reflect the changes described above.

4. NO DEFENSES OF SELLER. Seller agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Obligations.

5. PAYMENT OF LOAN FEE. Seller shall pay to Buyer a fee in the amount of Two Thousand Five Hundred and 00/100 Dollars ($2,500.00) (the "Loan Fee") plus all out-of-pocket expenses, for increasing and extending the line.

6. CONTINUING VALIDITY. Seller understands and agrees that in modifying the existing Obligations, Buyer is relying upon Seller's representations, warranties, and agreements, as set forth in the Existing Documents. Except as expressly modified pursuant to this Non-Recourse Receivables Purchase Modification Agreement, the terms of the Existing Documents remain unchanged and in full force and effect. Buyer's agreement to modifications to the existing Obligations pursuant to this Non-Recourse Receivables Purchase Modification Agreement in no way shall obligate Buyer to make any future modifications to the Obligations. Nothing in this Non-Recourse Receivables Purchase Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Buyer and Seller to retain as liable parties all makers and endorsers of Existing Documents, unless the party is expressly released by Buyer in writing. No maker, endorser, or guarantor will be released by virtue of this Non-Recourse Receivables Purchase Modification Agreement. The terms of this paragraph apply not only to this Non-Recourse Receivables Purchase


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Modification Agreement, but also to any subsequent Non-Recourse Receivables
Purchase modification agreements.

7. CONDITIONS. The effectiveness of this Non-Recourse Receivables Purchase Modification Agreement is conditioned upon payment of the Loan Fee.

8. COUNTERSIGNATURE. This Non-Recourse Receivables Purchase Modification Agreement shall become effective only when executed by Seller and Buyer.

SELLER:                                  BUYER:

Harmonic Inc.                            Silicon Valley Bank

By:  ______________________________      By: ______________________________

Name:______________________________      Name:_____________________________

Title:_____________________________      Title:____________________________


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                        SCHEDULE DATED __________________
                                       TO
              RESTATED NON-RECOURSE RECEIVABLES PURCHASE AGREEMENT
                         DATED AS OF SEPTEMBER 25, 2001



SELLER:                      HARMONIC INC.

BUYER:                       SILICON VALLEY BANK

PURCHASE  DATE:              ______________________________________

DUE DATE:                    _____ days from Purchase Date

TOTAL PURCHASED RECEIVABLES: $______________________(List of Receivables total)

DISCOUNT RATE:               _________% (Buyer's most recently announced
                             Prime Rate plus 1.50% per annum (for domestic and Canadian receivables with a discount period of 90 days or less))
                             _________% (Buyer's most recently announced Prime
                             Rate plus 2.00% per annum (for foreign receivables with a discount period of 90 days or less))

PURCHASE PRICE:              $________________ (is _________ % of the Total
                             Purchased Receivables which is the straight discount of the Total Purchased Receivables discounted from the Due Date to the Purchase Date at the Discount Rate).

ADMINISTRATIVE FEE:          (a) If quarterly Total Purchased Receivables are
                             equal to or less than $2,500,000.00 then the Administrative Fee will be an amount equal to .50% multiplied by the Total Purchased Receivables;

                             (b) If Total Purchased Receivable are greater than $2,500,000.00 but less than $7,499,999.99 then the
                             Administrative Fee will be an amount equal to .25% multiplied by the Total Purchased Receivables;

                             (c) No Administrative Fee if Total Purchased
                             Receivables are equal to or greater than $7,500,000.00.

Seller warrants and represents that (a) its warranties and representations in the Agreement are true and correct as of the date of this Schedule and (b) no Event of Default has occurred under the Agreement.


SELLER:           HARMONIC, INC.

By:               ________________________

Title:            ________________________



BUYER:            SILICON VALLEY BANK

By:               ________________________

Title:            ________________________


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